EIS International, Inc. and Subsidiaries
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                                                                    EXHIBIT 23.1


                              Accountant's Consent



The Board of Directors
EIS International, Inc.:

We consent to incorporation by reference in the registration statements of EIS International, Inc. on Form S-8 (No. 33-59754, 33-72392, and 333-2998) and Form S-3 (Nos. 333-3350 and 333-5823) of our report dated January 27, 1998, with respect to the consolidated balance sheets of EIS International, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of EIS International, Inc.


                                                   /s/  KPMG LLP


McLean, Virginia
March 22, 1999